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                                                                       EXHIBIT 8

                           SULLIVAN & WORCESTER LLP
                            ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                (617) 338-2800
                             FAX NO. 617-338-2880

      IN WASHINGTON, D.C.                                   IN NEW YORK CITY
 1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
    WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
        (202) 775-8190                                       (212) 486-8200
     FAX NO. 202-293-2275                                 FAX NO. 212-758-2151


                                              April 14, 1998


American Tower Systems Corporation
116 Huntington Avenue
Boston, Massachusetts  02116

Ladies and Gentlemen:

     The following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8 to the registration statement on Form S-1 (the "Registration Statement") filed by American Tower Systems Corporation ("American Tower") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the offering of American Tower common stock pursuant to the Amended and Restated Agreement and Plan of Merger, dated December 18, 1997, and as may be amended from time to time, by and among American Radio Systems Corporation ("American Radio"), CBS Corporation and R Acquisition Corp.

     We have acted as counsel for American Tower and for American Radio in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of American Tower and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed American Tower's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Tower Annual Report") and American Radio's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Radio Annual Report") filed under the Securities Exchange Act of 1934, as amended. With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Tower Annual Report, the Radio Annual Report and in the Registration Statement, and in the documents incorporated therein by reference, and on representations made to us by the officers of American Tower and American Radio. We have not independently verified such information; nothing has come to our attention, however, which would lead us to believe that we are not entitled to rely on such information.

     The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations
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thereof, and judicial decisions with respect thereto, all as of the date hereof
(collectively, the "Tax Laws"). No assurance can be given that the Tax Laws will not change. In preparing the discussions with respect to Tax Laws matters in the section of the Registration Statement captioned "Certain Federal Income Tax Considerations" we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

     Based upon and subject to the foregoing, we are of the opinion that the discussion with respect to Tax Laws matters in the section of the Registration Statement captioned "Certain Federal Income Tax Considerations," in all material respects are accurate and fairly summarize the Tax Laws issues addressed therein, and hereby confirm that the opinion of counsel referred to in said section represents our opinion on the subject matter thereof.

     This opinion is intended solely for the benefit and use of American Tower and their respective stockholders, and it is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Certain Federal Income Tax Considerations." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.


                                    Very truly yours,


                                    /s/ Sullivan & Worcester LLP
                                    SULLIVAN & WORCESTER LLP